Exhibit 23.7


                        CONSENT OF FIRST UNION SECURITIES



         We consent to the use of our name, First Union Securities, and the discussion of our proposed role in connection with the proposed merger, as described in the section entitled "The Merger" in the Consent Statement-Prospectus for American Tax Exempt Bond Trust, which is included as part of the Registration Statement on Form S-4 for Charter Municipal Mortgage Acceptance Company.

Date:  August 2, 2000                         /s/  Leah R.Wehinger
                                              --------------------
                                              Senior Vice President
                                              First Union Securities, Inc.


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